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                                                                    EXHIBIT 3.21

                                                      Ontario Corporation Number
                                                                       1300554

CERTIFICATE

This is to certify that these articles
are effective on June 16, 1998


                            ARTICLES OF INCORPORATION

1.       The name of the corporation is:

         1300554 ONTARIO LIMITED

2.       The address of the registered office is:

         40 King Street West, Suite 5010, Toronto, Ontario M5H 3Y2

3.       Number (or minimum and maximum number of directors is:

         MINIMUM: ONE (1) MAXIMUM: TWENTY (20)

4.       The first director(s) is/are:

         Beth Kidnie

         11 Markwood Crescent, Toronto, Ontario M9C 1L1

         Resident Canadian: Yes

5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

         There are no restrictions on business the Corporation may carry on, or on powers the Corporation may exercise.

6. The classes and any maximum number of shares that the corporation is authorized to issue:

         The Corporation is authorized to issue an unlimited number of shares of one class, designated as Common Shares.

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

         The rights of the holders of Common Shares of the Corporation are equal in all respects and include the rights,


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         (a)      to vote at all meetings of shareholders; and

         (b) to receive the remaining property of the Corporation upon dissolution.

8. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

         No shares of the Corporation shall be transferred without the consent of the directors of the Corporation expressed by a resolution passed by the board of directors or by an instrument or instruments in writing signed by all of the directors then in office.

9.       Other provisions, if any, are:

         (a) The number of shareholders of the Corporation, exclusive of persons who are in the employment of the Corporation and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after termination of that employment to be, shareholders of the Corporation, is limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

         (b) Any invitation to the public to subscribe for securities of the Corporation is prohibited.

         (c) Subject to the provisions of the Business Corporations Act (Ontario) as amended or re-enacted from time to time, the directors may, without authorization of the shareholders:

                  (i)      borrow money on the credit of the Corporation;

                  (ii) issue, re-issue, sell or pledge debt obligations of the Corporation;

                  (iii) give a guarantee on behalf of the Corporation to secure performance of an obligation of any person;

                  (iv) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation;

                  (v) by resolution, delegate any or all such powers to a director, a committee of directors or an officer of the Corporation.

                  Nothing in this subparagraph shall limit or restrict the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

         (d) Except in the case of any class or series of shares of the Corporation listed on a stock exchange, the Corporation shall have a lien on the shares registered in the

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                  name of a shareholder or his legal representative for a debt of that shareholder to the Corporation.

         (e) The holders of any fractional shares issued by the Corporation shall be entitled to exercise voting rights and to receive dividends in respect of each such fractional share.

10.      The names and addresses of the incorporators are

         Beth Kidnie

         11 Markwood Crescent, Toronto, Ontario M9C 1L1



         These articles are signed in duplicate


                                            /s/ Beth Kidnie
                                            ------------------------------------
                                            Beth Kidnie


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